CONSENT UNDER LOAN AND SECURITY AGREEMENT
THIS CONSENT under Loan and Security Agreement (this “Consent”) is entered into as of April 17, 2020, by and among INNOVATUS LIFE SCIENCES LENDING FUND I, LP, a Delaware limited partnership, as collateral agent (in such capacity, together with its successors and assigns in such capacity, “Collateral Agent”), and the Lenders listed on Schedule 1.1 hereof or otherwise a party hereto from time to time, and CONFORMIS, INC., a Delaware corporation, IMATX, Inc., a California corporation and Conformis Cares LLC, a Delaware limited liability company (individually and collectively, jointly and severally, “Borrower”), provides the terms on which the Lenders shall lend to Borrower and Borrower shall repay the Lenders.
WHEREAS, Collateral Agent, Borrower and Lenders have entered into that certain Loan and Security Agreement, dated as of June 25, 2019 (as amended, supplemented or otherwise modified from time to time, the “Loan Agreement”) pursuant to which Lenders have provided to Borrower certain loans in accordance with the terms and conditions thereof; and
WHEREAS, Borrower desires to incur Indebtedness pursuant to, and enter into, the SBA PPP Loan (as defined herein) and in connection therewith has requested Collateral Agent and Required Lenders to consent to Borrower incurring such Indebtedness, and Collateral Agent and Lenders have agreed to such request.
NOW, THEREFORE, in consideration of the promises, covenants and agreements contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Borrower, Required Lenders and Collateral Agent hereby agree as follows:

1.	Capitalized terms used herein but not otherwise defined shall have the respective meanings given to them in the Loan Agreement.

2.	The following terms shall have the following meanings for the purposes of this Consent:

“CARES Act” means the Coronavirus Aid, Relief, and Economic Security Act, and applicable rules and regulations.

“CARES Allowable Uses” means “allowable uses” of proceeds of an SBA PPP Loan as described in Section 1102 of the CARES Act.

“SBA” means the U.S. Small Business Administration.

“SBA PPP Loan” means a single unsecured loan incurred by the Borrower under 15 U.S.C. 636(a)(36) (as added to the Small Business Loan Act by Section 1102 of the CARES Act) in the aggregate principal amount of up to Four Million Seven Hundred Thousand Dollars ($4,700,000.00), upon such terms and conditions as are acceptable to Collateral Agent in its discretion.

“SBA PPP Loan Cure Amount” is equal to (i) the SBA PPP Loan Liability Amount if greater than 70% of the principal amount of the SBA PPP Loan is forgiven by the SBA and (ii) two times the SBA PPP Loan Liability Amount if the principal amount of the SBA PPP Loan forgiven by the SBA is 70% or less of the principal amount of the SBA PPP Loan.

“SBA PPP Loan Date” means the date on which the Borrower receives the proceeds of the SBA PPP Loan.

“SBA PPP Loan Liability Amount” is equal to the aggregate payments of principal and interest that Borrower becomes obligated to pay if the SBA decides not to forgive any portion of the SBA PPP Loan.

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“Small Business Loan Act” means the Small Business Act (15 U.S. Code Chapter 14A – Aid to Small Business).

3.	Subject to the terms and conditions set forth herein, Collateral Agent and Required Lenders hereby consent to Borrower’s entry into, and incurrence of Indebtedness under, the SBA PPP Loan.

4.	Reporting Obligations.

a.
Borrower shall promptly (but no later than within two Business Days) notify Collateral Agent of execution, consummation, filing, delivery or receipt, of any agreement, instrument, application, document, amendment, modification, waiver, supplement, consent or notice with respect to the SBA PPP Loan (including, without limitation, forgiveness thereof), and with such notification provide to Collateral Agent a copy thereof; provided, further, if such notification is regarding any portion of the SBA PPP Loan not being forgiven, along, with such notification, Borrower shall also provide Collateral Agent with the amounts and scheduled dates of all payments of principal and interest that Borrower will be obligated to make with respect to the SBA PPP Loan.

b.
Along with the quarterly Compliance Certificate to be delivered pursuant to Section 6.2(b) of the Loan Agreement, Borrower shall deliver to each Lender and Collateral Agent a written summary stating (A) the amount of the SBA PPP Loan outstanding as of the end of the immediately preceding quarter, (B) the amount of the SBA PPP Loan used in the immediately preceding quarter by Borrower and (C) the purposes for which the SBA PPP Loan was used in the immediately preceding quarter.

5.
SBA PPP Loan. Borrower shall, subject to the provisions of Section 6 below, (i) comply with all terms and conditions of the SBA PPP Loan and all requirements of the SBA and Small Business Act related thereto, (ii) use the proceeds of the SBA PPP Loan solely for CARES Allowable Uses, (iii) keep proper records in which full, true, timely and correct entries are made of all dealings and transactions related to the SBA PPP Loan and, upon Collateral Agent’s request, provide such records to Collateral Agent, (iv) not make any misrepresentations or omissions in its application (or any document related to such application) for the SBA PPP Loan and only draw the SBA PPP Loan if it fulfills the applicable eligibility requirements and (v) promptly following the SBA PPP Loan Date (but in any event no later than 45 days after the eight week period immediately following the SBA PPP Loan Date), apply for forgiveness of the maximum amount of SBA PPP Loan possible in accordance with Section 1106 of the CARES Act and provide notice of the status of and any documentation related to such application for forgiveness to Collateral Agent.

6.	SBA PPP Loan Payment.

a.
Borrower shall not: (i) make or permit any payment of principal or interest on the SBA PPP Loan, until after Borrower has received the decision from SBA regarding the amount of the SBA PPP Loan that is not being forgiven and complied with its obligations set forth in Section 6(b) below, or (ii) amend any provision in any document relating to the SBA PPP Loan.

b.
If the Borrower becomes obligated to make any payment of principal or interest with respect to the SBA PPP Loan, Borrower shall promptly and no later than the earlier of (i) the date of the first such payment and (ii) the date that is at least sixty (60) days prior to the first scheduled or required date of such payment raise net cash proceeds from the sale and issuance of its equity securities and/or unsecured convertible Subordinated Debt equal to the SBA PPP Loan Cure Amount (such date, the “Equity Raise Date”). If the Borrower is unable to raise the net cash proceeds as specified in the preceding sentence on or prior to the Equity Raise Date, then the Borrower shall provide a written notice to the Collateral Agent stating the reason the Equity Raise Date for the delay and, upon delivery of such written notice, the Equity Raise Date shall be extended thirty (30) days (the

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“Extended Equity Raise Date”). If the Borrower is unable to raise the net cash proceeds as specified in the preceding sentence on the Extended Equity Raise Date, then prior to the Extended Equity Raise Date, the Borrower shall provide a written notice to the Collateral Agent stating the reason the Extended Equity Raise Date for the further delay and, upon delivery of such written notice, at the discretion of the Collateral Agent, the Extended Equity Raise Date may be further extended an additional number of days specified by the Collateral Agent. If the SBA PPP Loan Cure Amount is twice the SBA PPP Loan Liability Amount, then Borrower shall promptly use half of the SBA PPP Loan Cure Amount to make a partial prepayment of the Term Loans outstanding along with payment of the applicable Prepayment Fee.

7.
The parties hereby agree that no portion of the proceeds of the SBA PPP Loan (other than such amount as has been forgiven by the SBA) shall be used for the purposes of Borrower’s compliance with its obligations under Section 6.13 of the Loan Agreement. The parties hereby further agree that no portion of the SBA PPP Loan Cure Amount shall be used towards satisfying any other obligation of Borrower under the Loan Agreement with respect to raising capital. Furthermore, no portion of the proceeds of the SBA PPP Loan may be used to satisfy any covenant with respect to the Revolving Line without the prior written consent of the Bank.

8.
The parties hereby agree that any one of the following shall constitute and immediate Event of Default for the purposes of the Loan Agreement: (i) any default by Borrower of its obligations hereunder; and (ii) any default under the SBA PPP Loan which allows any creditor party thereto a right, whether or not exercised, to accelerate the maturity of any Indebtedness under the SBA PPP Loan.

9.	Exhibit C-1 to the Loan Agreement is hereby amended and restated in its entirety as set forth on Exhibit A hereto.

10.	Limitation of Consent.

a.
The consents set forth above are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right, remedy or obligation which Lenders or Borrower may now have or may have in the future under or in connection with any Loan Document, as amended hereby.

b.
This Consent constitutes a Loan Document and shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, are hereby ratified and confirmed and shall remain in full force and effect.

11.	To induce Collateral Agent and Required Lenders to enter into this Consent, Borrower hereby represents and warrants to Collateral Agent and Lenders as follows:

a.
Immediately after giving effect to this Consent (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default (other than the Existing Defaults) has occurred and is continuing;

b.	Borrower has the power and due authority to execute and deliver this Consent and to perform its obligations under the Loan Agreement, as amended by this Consent;

c.	The organizational documents of Borrower delivered to Collateral Agent on the Effective Date, and updated pursuant to subsequent deliveries by or on behalf of the Borrower to the Collateral

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Agent, remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

d.
The execution and delivery by Borrower of this Consent and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Consent, do not contravene (i) any material law or regulation binding on or affecting Borrower, (ii) any material contractual restriction with a Person binding on Borrower, (iii) any material order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (iv) the organizational documents of Borrower;

e.
The execution and delivery by Borrower of this Consent and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Consent, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower, except as already has been obtained or made; and

f.
This Consent has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

12.
Except as expressly set forth herein, the Loan Agreement shall continue in full force and effect without alteration or amendment. This Consent and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements.

13.
The Borrower hereby remises, releases, acquits, satisfies and forever discharges the Lenders and Collateral Agent, their agents, employees, officers, directors, predecessors, attorneys and all others acting or purporting to act on behalf of or at the direction of the Lenders and Collateral Agent (“Releasees”), of and from any and all manner of actions, causes of action, suit, debts, accounts, covenants, contracts, controversies, agreements, variances, damages, judgments, claims and demands whatsoever, in law or in equity, which any of such parties ever had, now has or, to the extent arising from or in connection with any act, omission or state of facts taken or existing on or prior to the date hereof, may have after the date hereof against the Releasees, for, upon or by reason of any matter, cause or thing whatsoever relating to or arising out of the Loan Agreement or the other Loan Documents on or prior to the date hereof through the date hereof. Without limiting the generality of the foregoing, the Borrower waives and affirmatively agrees not to allege or otherwise pursue any defenses, affirmative defenses, counterclaims, claims, causes of action, setoffs or other rights they do, shall or may have as of the date hereof, including the rights to contest: (a) the right of Collateral Agent and each Lender to exercise its rights and remedies described in the Loan Documents; (b) any provision of this Consent or the Loan Documents; or (c) any conduct of the Lenders or other Releasees relating to or arising out of the Loan Agreement or the other Loan Documents on or prior to the date hereof.

14.	This Consent shall be deemed effective as of the date first set forth above upon the due execution and delivery to Collateral Agent of this Consent by each party hereto.

15.	This Consent may be executed in any number of counterparts, each of which shall be deemed an original, and all of which, taken together, shall constitute one and the same instrument.

16.	This Consent and the rights and obligations of the parties hereto shall be governed by and construed in accordance with the laws of the State of New York.

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IN WITNESS WHEREOF, the parties hereto have caused this Consent under Loan and Security Agreement to be executed as of the date first set forth above.

BORROWER:

CONFORMIS, INC.

By:	/s/ Mark Augusti
Name:	Mark Augusti
Title:	President & Chief Executive Officer

BORROWER:

IMATX, INC.

By:	/s/ Mark Augusti
Name:	Mark Augusti
Title:	President

BORROWER:

CONFORMIS CARES LLC

By:	/s/ Mark Augusti
Name:	Mark Augusti
Title:	President & Chief Financial Officer

COLLATERAL AGENT AND REQUIRED LENDERS:

INNOVATUS LIFE SCIENCES LENDING FUND I, LP

By: Innovatus Life Sciences GP, LP
Its: General Partner

By:	/s/ Andrew Hobson
Name:	Andrew Hobson
Title:	Authorized Signatory

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EXHIBIT C-1

Compliance Certificate

TO:	INNOVATUS LIFE SCIENCES LENDING FUND I, LP, as Collateral Agent and Lender EAST WEST BANK, as Lender
FROM:	CONFORMIS, INC., as Borrower
The undersigned authorized officer (“Officer”) of CONFORMIS, INC., hereby certifies on behalf of all Borrowers that in accordance with the terms and conditions of the Loan and Security Agreement dated as of [June [_], 2019,] by and among Borrower, Collateral Agent, and the Lenders from time to time party thereto (the “Loan Agreement;” capitalized terms used but not otherwise defined herein shall have the meanings given them in the Loan Agreement),
(a)    Borrower is in complete compliance for the period ending _______________ with all required covenants except as noted below;
(b)    There are no Defaults or Events of Default, except as noted below;
(c)    Except as noted below, all representations and warranties of Borrower stated in the Loan Documents are true and correct in all material respects on this date and for the period described in (a), above; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date.
(d)    Borrower, and each of Borrower’s Subsidiaries, has timely filed all required tax returns and reports, Borrower, and each of Borrower’s Subsidiaries, has timely paid all foreign, federal, state, and material local taxes, assessments, deposits and contributions owed by Borrower, or Subsidiary, except as otherwise permitted pursuant to the terms of Section 5.8 of the Loan Agreement;
(e)    No Liens have been levied or claims made against Borrower or any of its Subsidiaries relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Collateral Agent and the Lenders.

Attached are the required documents, if any, supporting our certification(s). The Officer, on behalf of Borrower, further certifies that the attached financial statements are prepared in accordance with Generally Accepted Accounting Principles (GAAP) and are consistently applied from one period to the next except as explained in an accompanying letter or footnotes and except, in the case of unaudited financial statements, for the absence of footnotes and subject to year‑end audit adjustments as to the interim financial statements.

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Please indicate compliance status since the last Compliance Certificate by circling Yes, No, or N/A under “Complies” column.

	Reporting Covenant	Requirement	Actual	Complies
1)	Financial statements	Summary within 30 days of month end and Quarterly within 45 days		Yes	No	N/A
2)	Annual (CPA Audited) statements	Within 120 days after FYE		Yes	No	N/A
3)	Annual Financial Projections/Budget (prepared on a monthly basis)	Annually (within earlier 10 days of approval or 60 days of FYE), and when revised (no later than 10 business days of approval)		Yes	No	N/A
4)	8‑K, 10‑K and 10‑Q Filings	If applicable, within 5 days of filing		Yes	No	N/A
5)	Month-end account statements	Monthly within 30 days		Yes	No	N/A
6)	Compliance Certificate	Quarterly within 45days		Yes	No	N/A
7)	IP Report	When required		Yes	No	N/A
8)	Total amount of Borrower’s cash and cash equivalents at the last day of the measurement period		$________	Yes	No	N/A
9)	Total amount of Borrower’s Subsidiaries’ cash and cash equivalents at the last day of the measurement period		$________	Yes	No	N/A
10)	Loan confirmation submitted to the fund administrator for Innovatus Life Sciences Lending Fund I, LP (see Exhibit C-2 to the Loan Agreement)	Quarterly within 45 days		Yes	No	N/A
11)	Borrowing Base Certificate	Monthly within 30 days		Yes	No	N/A

12)	A/R & A/P agings	If applicable		Yes	No	N/A
13)	Material Agreements (§ 7.13)	Yes	No	N/A	13)	Material Agreements (§ 7.13)

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Negative Covenant Compliance

	Negative Covenant	Complies
1)	Dispositions (§ 7.1)	Yes	No	N/A
2)	Changes in Business, Management, Ownership, or Business Locations (§ 7.2)	Yes	No	N/A
3)	Mergers or Acquisitions (§ 7.3)	Yes	No	N/A
4)	Indebtedness (§ 7.4)	Yes	No	N/A
5)	Encumbrance (§ 7.5)	Yes	No	N/A
6)	Maintenance of Collateral Accounts (§ 7.6)	Yes	No	N/A
7)	Restricted Payments (§ 7.7)	Yes	No	N/A
8)	Investments (§ 7.8)	Yes	No	N/A
9)	Transactions with Affiliates (§ 7.9)	Yes	No	N/A
10)	Subordinated Debt (§ 7.10)	Yes	No	N/A
11)	Compliance (§ 7.11)	Yes	No	N/A
12)	Compliance with Anti-Terrorism Laws (§ 7.12)	Yes	No	N/A
Please attach supporting documentation and calculations for the below financial covenants.

	Financial Covenant	Requirement	Actual	Complies
1)	Minimum TTM Revenue	T6M Product Revenue (Section 6.12)	$______	Yes	No	N/A
2)	Minimum Cash Balance	Set forth in Section 6.13	$______	Yes	No	N/A
3)	Minimum Cash Balance	Set forth in Section 6.14	$	Yes	No	N/A

Deposit and Securities Accounts
(Please list all accounts since last Compliance Certificate; attach separate sheet if additional space needed)

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	Institution Name	Account Number	New Account?		Account Control Agreement in place?
1)			Yes	No	Yes	No
2)			Yes	No	Yes	No
3)			Yes	No	Yes	No
4)			Yes	No	Yes	No
Other Matters

1)	Have there been any changes in any Key Person since the last Compliance Certificate?	Yes	No

2)	Have there been any transfers/sales/disposals/retirement of Collateral or IP prohibited by the Loan Agreement?	Yes	No

3)	Have there been any new or pending claims or causes of action by or against Borrower required to be disclosed under Section 5.3?	Yes	No

4)
Have there been any amendments of or other changes to the Operating Documents of Borrower or any of its Subsidiaries? If yes, provide copies of any such amendments or changes with the Compliance Certificate.
		Yes	No

5)	Has Borrower provided the Collateral Agent with all notices required to be delivered under Sections 6.2(a) and 6.2(b) of the Loan Agreement?	Yes	No

6)	Has Borrower or any Subsidiary terminated any Material Agreement? If yes, please explain and provide a copy of the Material Agreement(s) and/or amendment(s).	Yes	No

7)	Have there been any material updates to the contents of the Perfection Certificate last delivered? If yes, please explain.	Yes	No

8)	Since the last Compliance Certificate, do you anticipate any impending product shortages or supply chain disruptions? If yes, please explain.	Yes	No

9)	Are there major components from suppliers that are single sourced? If yes, please explain.	Yes	No

10)	Does the Borrower’s Business Continuity Plan address potential business interruptions and provide a plan to resume business operations?	Yes	No

11)	Have there been any changes to insurance policies providing coverage for business interruption since the last Compliance Certificate? If yes, please explain.	Yes	No

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Exceptions
Please explain any exceptions with respect to the certification above: (If no exceptions exist, state “No exceptions.” Attach separate sheet if additional space needed.)

CONFORMIS, INC., on behalf of all Borrowers
By:
Name:
Title:

Date:

COLLATERAL AGENT USE ONLY

Received by:	Date:

Verified by:	Date:

Compliance Status: Yes No

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